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                                                                EXHIBIT 12
                                                 FORM 10-Q for the Quarter
                                                       Ended June 30, 1995
                                                          File No. 1-11237


                          AT&T CAPITAL CORPORATION AND SUBSIDIARIES
                             COMPUTATION OF RATIO OF EARNINGS TO
                                        FIXED CHARGES
                                   (Dollars in Thousands)
                                         (Unaudited)

                                                               For the
                                                           Six Months Ended
                                                             June 30, 1995
                                                           ________________
     Earnings from continuing operations:

     Income before income taxes                                $ 88,842

     Add:  Fixed charges included in income before taxes        198,720
                                                               ________

     Total earnings from continuing operations, as adjusted     287,562

                                                               ________

     Total fixed charges*                                      $198,720

                                                               ========
     Ratio of earnings to fixed charges                            1.45
                                                               ========


     * Fixed charges include interest on indebtedness and the portion of rentals representative of the interest factor.